UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 21, 2010

Centene Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31826	42-1406317
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

7711 Carondelet Avenue
St. Louis, Missouri	63105
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (314) 725-4477
Former Name or Former Address, if Changed Since Last Report: Not Applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On January 21, 2010, Centene Corporation (the “Company”) executed and delivered a purchase agreement (the “Purchase Agreement”) with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., Goldman, Sachs & Co., and Credit Suisse Securities (USA) LLC as representatives of the underwriters (the “Underwriters”) named therein relating to the issuance and sale of 5,000,000 shares of its common stock in a public offering at a price to the public of $19.25 per share and the grant to the Underwriters of an option to acquire up to an additional 750,000 shares (the “Offering”). The Company expects that the net proceeds of this Offering, after underwriting discounts and estimated expenses, will be approximately $90.8 million.
The Purchase Agreement is filed as Exhibit 1.1 to this Form 8-K and the description of the Purchase Agreement is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.
The opinion of the Company’s counsel as to the legality of the common stock is filed as Exhibit 5.1 to this Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

1.1	Purchase Agreement, dated January 21, 2010.

5.1	Opinion of Bryan Cave LLP.

23.1	Consent of Bryan Cave LLP (included in Exhibit 5.1).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENE CORPORATION

Date: January 25, 2010	By:	/s/ William N. Scheffel William N. Scheffel
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
1.1	Purchase Agreement, dated January 21, 2010.

5.1	Opinion of Bryan Cave LLP.

23.1	Consent of Bryan Cave LLP (included in Exhibit 5.1).